Exhibit 10.1

AGREEMENT ON MILESTONE PAYMENTS AND ROYALTIES

This AGREEMENT ON MILESTONE PAYMENTS AND ROYALTIES is entered into by and between ArQule, Inc. and Daiichi Sankyo Co., Ltd. (collectively, the “Parties”).

WHEREAS, the Parties have entered into that certain Collaborative Research, Development and License Agreement (the “Agreement”) on November 7, 2008;

WHEREAS, Section 5.4 of the Agreement provides that the Parties shall negotiate in good faith and reach agreement on an amendment to the Agreement or a separate agreement to be executed by the Parties setting forth certain milestone payments and royalties to be paid under the License Agreement for each Licensed Product that is Developed and Commercialized under the Agreement and/or a License Agreement and additional provisions relating thereto; and

WHEREAS, the Parties have agreed upon the milestone events, the amount of milestone payments and sales milestone payments, and the royalty rates at this time, and to negotiate other provisions later.

NOW, THEREFORE, in consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the Parties, the Parties hereto, intending to be legally bound, hereby agree as follows:

1.             Terms which are defined in the Agreement are used herein as so defined.

2              The Parties agree that the timing of milestone payments and the amount of milestone payments and sales milestone payments and the royalty rates to be included in each License Agreement are as attached hereto as Exhibit A.

3              The Parties agree that any term and condition described in Exhibit A of this agreement and Schedule 3 of the Agreement (except as modified in Exhibit A of this agreement) shall be included in each License Agreement.

4              Notwithstanding Section 5.4 of the Agreement, the Parties agree to negotiate such additional provisions relating to royalty reports, payment mechanisms and dates, audit rights, overdue payments, taxes, currency conversion rates and other provisions as are usual and customary for inclusion in provisions relating to milestones and royalties at the time of negotiation of each License Agreement. For purpose of clarity, such additional provisions shall supplement and shall not materially expand, limit or change any term and condition agreed in this agreement or set forth in Schedule 3 of the License Agreement (except as modified in Exhibit A of this agreement).

This agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

*   *   *   *   *   *   *   *

[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.  OMITTED TEXT IS INDICATED BY AN “*”.

ArQule, Inc.

By:	/s/ Paolo Pucci
Name: Paolo Pucci
Title: Chief Executive Officer

Daiichi Sankyo Co., Ltd.

By:	/s/ Takashi Shoda
Name: Takashi Shoda
Title: President and Chief Executive Officer

Exhibit A

Milestone Payments and Royalties

A. Development and Regulatory Milestones

Milestone Event	Milestone Payment
1. *	$* million
2. *	$* million
3. *	$* million
4. *	$* million
5. *	$* million
6. *	$* million
7. *	$* million
8. *	$* million
9. *	$* million
10. *	$* million
11. *	$* million
12. *	$* million
13. *	$* million
14. *	$* million
15. *	$* million
16. *	$* million
17. *	$* million
19. *	$* million
20. *	$* million
21. *	$* million
22. *	$* million

B. Sales Milestones

Milestone Event	Milestone Payment
Annual Net Sales in a Calendar Year of $* million	$* million
Annual Net Sales in a Calendar Year of $* million	$* million
Annual Net Sales in a Calendar Year of $* billion	$* million
Annual Net Sales in a Calendar Year of $* billion	$* million

C. Royalties

Annual Net Sales Increment in the Territory	Royalty Rate applicable for such tier
Up to $* million	*%
Above $* million, but less than or equal to $* billion	*%
Above $* billion	*%